N E W S R E L E A S E

Contacts:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

(For Immediate Release)

UNITEDHEALTH GROUP UPDATES BUSINESS OUTLOOK AHEAD OF INVESTOR CONFERENCE

MINNETONKA, Minn. (December 1, 2020) – UnitedHealth Group (NYSE: UNH) issued an updated 2020 outlook and its initial view of 2021 ahead of its annual Investor Conference with analysts and institutional investors taking place virtually today, beginning at 9:00 a.m. ET.

Under the updated outlook, UnitedHealth Group revenues for 2020 are expected to approximate $257 billion, with net earnings to approach $15.90 per share and adjusted net earnings to approach $16.75 per share. Adjusted net earnings exclude from net earnings only the after-tax non-cash amortization expense pertaining to acquisition-related intangible assets.

UnitedHealth Group will also introduce its initial 2021 outlook, which includes revenues of $277 billion to $280 billion, net earnings of $16.90 to $17.40 per share, and adjusted net earnings of $17.75 to $18.25 per share. These figures include approximately $1.80 per share in potential net unfavorable impact to accommodate continuing COVID-19 effects, such as: treatment and testing costs; the residual impact of people deferring care in 2020; and unemployment and other economic-driven factors. Cash flows from operations are expected to range from $20 billion to $21 billion in 2021.

The Company will stream the presentation and management question-and-answer portion of this meeting on its Investor Relations page at www.unitedhealthgroup.com. Meeting materials, including financial metrics for 2020 and the initial outlook for 2021, will also be available on the Investor Relations page. A replay of the conference will be available on the Company web site.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted net earnings exclude amortization expense of approximately $1.10 per share and the related tax impact of $0.25 per share for both years ending December 31, 2020 and 2021, pertaining to acquisition-related intangible assets.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
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